SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
November 2, 2004

Evolving Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-24081	84-1010843
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9777 Mt. Pyramid Court, Suite 100

Englewood, Colorado 80112

 (Address of principal executive offices)

Registrant’s telephone number, including area code (303) 802-1000

N/A
Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As more fully discussed in Item 2.01 below, on November 2, 2004, Evolving Systems, Inc. (“Evolving Systems”) entered into an agreement to acquire all of the issued and outstanding shares of Tertio Telecoms, Ltd., an entity formed and registered in England and Wales (“Tertio”), pursuant to a Stock Purchase Agreement, dated as of November 2, 2004 (the “Stock Purchase Agreement”), among Evolving Systems; Evolving Systems Holdings Limited, a wholly owned subsidiary of Evolving Systems formed and registered in England and Wales; Tertio Telecoms Group, Ltd., an entity formed and registered in England and Wales (“Parent”); and Tertio.

(Capitalized terms used in this filing refer to terms defined in the Stock Purchase Agreement.)

In connection with the Acquisition and as more fully discussed in Item 2.01 below, on November 2, 2004, Evolving Systems entered into an Investor Rights Agreement with Parent and certain major stockholders of Parent (the “Major Stockholders”).

In connection with the Acquisition, on November 2, 2004, Evolving Systems entered into a Security Agreement with Advent International Corporation, a Delaware corporation (“Advent”) as the collateral agent for the holders of the promissory notes to be issued as partial consideration for the Acquisition (the “Notes”) whereby the Notes are secured by certain assets of Evolving Systems.

In connection with the Acquisition, on November 2, 2004, Evolving Systems entered into a Pledge Agreement with Advent as the collateral agent for the holders of the Notes whereby the Notes are secured by a pledge, subject to certain limitations, of stock of the subsidiaries of Evolving Systems.

In connection with the Acquisition, on November 2, 2004, Evolving Systems entered into a Patent Security Agreement with Advent as the collateral agent for the holders of the Notes whereby the Notes are secured by a pledge of certain patents held by Evolving Systems.

In connection with the Acquisition, on November 2, 2004, Evolving Systems entered into a Trademark Security Agreement with Advent as the collateral agent for the holders of the Notes whereby the Notes are secured by a pledge of certain trademarks held by Evolving Systems.

ITEM 2.01             COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Terms of the Purchase.  Pursuant to the Stock Purchase Agreement, on November 2, 2004, Evolving Systems completed the acquisition of all of the issued and outstanding shares of Tertio (the “Acquisition”) from Parent in exchange for a combination of consideration in the form of cash, preferred stock and promissory notes.

Purchase Price.  The Purchase Price for the Acquisition was approximately U.S. $37,100,000, (Evolving Systems currently estimates the Purchase Price of the acquisition for accounting purposes at approximately $42 million) payable as follows:

(i) a cash payment of approximately U.S. $11,000,000 in immediately available funds by wire transfer to Parent at closing;

(ii) the issuance of 966,666 shares of the Company’s newly designated Series B Convertible Preferred Stock, having the rights, privileges and preferences described more fully in Item 5.03 below, convertible into 2.9 million shares of the Company’s common stock (valued for accounting purposes at approximately $13.5 million) with a stated value in the Stock Purchase Agreement of approximately U.S. $10,150,000 (the “Series B Preferred Stock”);

(iii) the issuance of Short Term Notes in the principal amount of U.S. $4,000,000; and

(iv) the issuance of A-Notes in the principal amount of approximately U.S. $11,950,000.

Stockholder Approvals.  Evolving Systems has agreed, among other things, to convene a stockholders’ meeting (the “Initial Stockholder Meeting”) to seek the approval by Evolving Systems’ stockholders of:

(a) the exchange of the A-Notes into convertible notes (the “Convertible Notes”) and/or certain non-convertible notes (the “B-1 Notes”), subject to certain conditions, such that, if approved, the aggregate amount of Evolving Systems Common Stock (the “Common Stock”) issued (or deemed issued) to Parent and its affiliates upon conversion of the Conversion Notes together with the Series B Preferred Stock in connection with the Acquisition could exceed 20% of the issued and outstanding shares of Evolving Systems’ Common Stock;

(b) an increase in the authorized shares of Common Stock to accommodate such conversion; and

(c) the election of Peter Skinner to the Evolving Systems’ board of directors (the “Board”).

Evolving Systems is required to obtain stockholder approval for the issuance of the Convertible Notes in accordance with Nasdaq Marketplace Rule 4350(i), which requires stockholder approval in order to permit the issuance of a company’s common stock in excess of 20% in connection with an acquisition transaction.  In the event that the stockholders of Evolving Systems do not approve the conversion, however, no Convertible Notes or B-1 Notes will be issued and the A-Notes will continue to remain outstanding and due in accordance with their terms.

Investor Rights Agreement.  In connection with the Closing, Evolving Systems entered into an Investor Rights Agreement with Parent and the Major Stockholders of Parent, and pursuant to such agreement Evolving Systems agreed to file with the Securities and Exchange Commission (the “SEC”) a Shelf Registration Statement as promptly as practicable after the date of the execution of the Stock Purchase Agreement (and in any event by no later than 60 days after the date of execution) registering the shares of Common Stock underlying the Convertible Notes (if issued) and the Series B Preferred Stock.  If the Shelf Registration Statement has not been declared effective by the SEC within 120 consecutive days from the date of execution of the Stock Purchase Agreement (subject to certain extensions resulting from delays caused by the SEC’s review thereof), holders of at least a majority of the shares of Series B Preferred Stock then outstanding may request that Evolving Systems register such shares on a Registration Statement on Form S-3 (or any successor form) or such other form as the Company is eligible to use at that time.  In addition, if at any time Evolving Systems proposes to file a registration statement covering shares of Common Stock, the Major Stockholders of Parent may request to have their shares of Common Stock included in such registration.

The Investor Rights Agreement also provides that Evolving Systems will not issue, sell or exchange, agree to issue, sell or exchange or reserve for issuance, sale or exchange, any securities (subject to certain exceptions) without first offering such shares to the Major Stockholders of Parent.

The Agreement also provides that during the period of time between the Closing and the Initial Stockholder Meeting, Evolving Systems will not take any of the actions made subject to the approval by the holders of Series B Preferred Stock by Section 3(c) of the Certificate of Designation of Series B Preferred Stock (the “Certificate of Designation”) without obtaining the prior written consent of holders of a majority of the outstanding shares of Series B Preferred Stock.

The Investor Rights Agreement grants to Advent certain advisory rights as described in the Investor Rights Agreement.

The Investor Rights Agreement also grants Parent the right to appoint one member to the Board effective as of the Closing and provides further that such director shall serve on the Board’s Compensation Committee.  The Board has appointed Peter Skinner to one of the vacant positions on the Board to serve as a director of Evolving Systems pursuant to this provision, to serve until the Initial Stockholder Meeting.  Furthermore, the Investor Rights Agreement grants to the Major Stockholders of Parent the right, subject to certain limitations, to name a representative to attend, as a non-voting member, all meetings of the Board and its committees.

Finally, the Investor Rights Agreement provides that Evolving Systems will (a) use its best efforts to comply with the regulations and information requests necessary to make available to the holders of registrable securities the benefits of Rule 144 of the Securities Act of 1933, as amended, (the “Securities Act”) as well as the possibility of resale registrations using Form S-3, (b) not, subject to certain limited exceptions, grant additional registration rights, and (c) provide certain periodic financial and business information to the holders of registrable securities in the event that Evolving Systems is no longer a publicly reporting company.

Escrow Fund.  10% of the purchase price was deposited in escrow with Wells Fargo Bank, N.A. as escrow agent to secure Parent’s representations and warranties under the Stock Purchase Agreement.  Of the funds deposited in escrow, 80% will remain in escrow until November 2,

2005 and the remaining 20% will remain in escrow until November 2, 2007, unless sooner released to Evolving Systems in payment of indemnification claims.

Text of Agreements. The full text of the Stock Purchase Agreement, the Investor Rights Agreement and the press release issued in connection with the announcement are attached as Exhibits 2.1, 4.1 and 99.1, respectively, to this Current Report on Form 8-K.  The foregoing descriptions are qualified in their entirety by reference to such exhibits.

ITEM 2.03             CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF REGISTRANT

On November 2, 2004, in connection with the Acquisition described above in Item 2.01, Evolving Systems issued to Parent (a) long-term Senior Secured Notes in the aggregate principal amount equal to $11,950,000, ($1,595,000 of which was deposited with the escrow agent and $10,355,000 of which was delivered to Parent (collectively referred to herein as the “A-Notes”)) and (b) a short-term Senior Secured Note in the aggregate principal amount equal to $4,000,000 (referred to herein as the “Short Term Note”).

The A-Notes.  The outstanding principal portion of the A-Notes are due and payable in installments as follows:  $1,161,147 on March 31, 2006; $2,694,900 on June 30, 2006; $1,239,134 on December 31, 2006; $1,620,406 on March 31, 2007; $2,694,900 on June 30, 2007; and the remainder on December 31, 2007.  In addition to the scheduled installment payments, Evolving Systems is required to make prepayments on the A-Notes, beginning with the fiscal quarter ending March 31, 2005, by an amount equal to the closing cash balance of Evolving Systems at the end of each quarter in excess of $7,000,000.  Any prepayments under the A-Notes are first subject to the holders of the Convertible Notes and B-1 Notes, if any. The A-Notes bear interest at a rate per annum equal to 11% until November 2, 2006, and 14% thereafter.  Upon an event of default, the A-Notes would bear interest at the greater of (a) 14% or (b) the London Interbank Offering Rate (LIBOR) plus eight percent.

As required by the Certificate of Designation, Evolving Systems has agreed to convene a meeting of its stockholders to seek the approval from its stockholders of the conversion of the A-Notes into the Convertible Notes and B-1 Notes.  If so approved, the holders of the A-Notes will be permitted to convert the principal and interest amount outstanding under the A-Notes into Convertible Notes and B-1 Notes; provided that at least 30% of the principal amount of the A-Notes is converted into Convertible Notes, but not in an amount that could result in the conversion of such notes (together with the conversion of the Series B Preferred Stock) into more than 33% of the issued and outstanding shares of Common Stock.

The Short Term Note.  The outstanding principal amount under the Short Term Note is due and payable in two installments of $2,000,000 on each of March 31, 2005 and June 30, 2005.  The Short Term Note bears interest at a rate per annum equal to five and one-half percent, due on each of the previously mentioned payment dates.  Upon an event of default, the Short Term Note would bear interest at the greater of (a) eight and one-half percent or (b) the London Interbank Offering Rate (LIBOR).  The Short Term Note may be prepaid at any time.

Both the A-Notes and the Short Term Note are secured by substantially all of the assets of Evolving Systems and a pledge, subject to certain limitations, of the shares of its subsidiaries.  Additionally, the A-Notes and the Short Term Note contain customary affirmative and negative covenants including, among others, covenants relating to financial and legal requirements, capital expenditures, restrictions on dividends, maintenance of certain financial ratios, incurrence of liens, sale or disposition of assets and incurrence of other debt.  A default under the notes would permit the holders thereof to require the immediate repayment of any outstanding principal amount with interest at the applicable default rate, together with an exercise of their remedies under the various security and pledge agreements.

Text of Agreements.  The full text of the A-Notes (including the form of Conversion Note and B-1 Note which are attached as exhibits to the A-Notes), the Short Term Note, the Security Agreement, the Pledge Agreement, the Patent Security Agreement, and the Trademark Security Agreement are attached as Exhibits 4.2(a), 4.2(b), 4.3, 4.4, 4.5, 4.6 and 4.7, respectively, on this Current Report on Form 8-K.  The foregoing descriptions are qualified in their entirety by reference to such exhibits.

ITEM 3.02             UNREGISTERED SALES OF EQUITY SECURITIES

As partial consideration for the Acquisition and as more fully discussed in Item 2.01 above, on November 2, 2004, Evolving Systems issued 966,666 shares of its Series B Preferred Stock to Parent.  The shares of Series B Preferred Stock constituted the portion of the Acquisition consideration equal to U.S. $10,150,000 (valued for accounting purposes at approximately $13.5 million) and are convertible into shares of Common Stock as more fully discussed in Item 5.03 below.  In accordance with relevant accounting rules, since the Series B Preferred Stock is convertible into shares of common stock at a conversion price of $3.50 per share, which was less than the market price of the stock of $4.64 on the Closing Date, the Company expects to record a non-cash charge related to the discount of the shares of approximately $3.4 million. This charge will have the effect of reducing net income applicable to common shareholders.  The issuance of the Series B Preferred Stock was exempt from registration under the Securities Act pursuant to Regulation S of the Securities Act and other applicable exemptions.

ITEM 3.03             MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

See Item 5.03 below for the filing by Evolving Systems of the Certificate of Designation which provides among other things for preferential liquidation and voting rights of the Series B Preferred Stock over those of the Common Stock.

ITEM 5.02             DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On November 2, 2004, Peter Skinner was appointed as a member of the Board pursuant to the Investor Rights Agreement, which is more fully described under Item 2.01 above.  The Board has named Mr. Skinner to its Compensation Committee.

Mr. Skinner joined Apax Partners Ltd. in 1994 and since that date has served as Chief Executive Officer of Tetrel Ltd., Chief Executive Officer of ESM Ltd., Chairman of Amphion Semiconductor Ltd., Chairman of Digital Bridges Ltd., Chairman of Tertio Telecom Ltd. and Chairman of Tertio SMS LTD.  From 1987 to 1994, Mr. Skinner served as the Director of Manufacturing Operations and Director of Mobile Communications for British Telecom.  From

1977 to 1987, Mr. Skinner was the General Manager of Manufacturing Operations and Director of the Transmission Division for STC/ITT.  From 1967 to 1977, Mr. Skinner was employed by Plessey Co. Ltd.  Mr. Skinner holds a degree from Banff Academy and an MA from Aberdeen University.

A copy of the press release issued in connection with the announcement of the Stock Purchase Agreement described under Item 2.01 above, including the appointment of Mr. Skinner to the Board, is attached as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 5.03             AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On November 1, 2004, Evolving Systems filed the Certificate of Designation with the Secretary of State of the State of Delaware.  The authorization and terms of the Series B Preferred Stock were approved by the Board on October 26, 2004.  Pursuant to Evolving Systems’ restated certificate of incorporation, no stockholder approval was required for the authorization or issuance of the Series B Preferred Stock.

The following is a brief description of the rights and preferences of the Series B Preferred Stock:

Authorized Shares.  A total of 966,666 shares, par value $0.001 per share, of Series B Preferred Stock have been authorized, all of which were issued to Parent in connection with the Stock Purchase Agreement described under Item 2.01 above.

Dividends.  Dividends that are declared by the Board will be paid pro rata to the holders of Series B Preferred Stock and Common Stock based on the number of shares of Common Stock held by each holder and assuming full conversion of each share of Series B Preferred Stock into Common Stock.  Each share of Series B Preferred Stock initially is convertible into three shares of Common Stock.

Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.  Upon the occurrence of certain events involving Evolving Systems including any liquidation, dissolution, winding-up as well as certain mergers, consolidations, recapitalizations, reorganizations or similar transactions, the holders of Series B Preferred Stock will receive a preference payment that is senior to the Common Stock and that is equal to the sum of the number of shares of Common Stock into which each share of Series B Preferred Stock is convertible as of the date of such event multiplied by the Base Share Price plus any declared and unpaid dividends on such share.  The “Base Share Price” will initially be $3.89 per share but is subject to adjustment for stock splits and combinations.

Voting.  From the date of its issuance until the Initial Stockholder Meeting, the holders of outstanding shares of Series B Preferred Stock shall have no voting rights.  After the Initial Stockholder Meeting, the holders of Series B Preferred Stock will vote with the holders of the shares of Common Stock as one class with each share of Series B Preferred Stock entitled to such number of votes equal to the number of shares of Common Stock into which such share is then convertible, except that no share of Series B Preferred Stock shall be entitled to more votes than is permitted under Nasdaq Marketplace Rule 4351 which provides certain voting limitations on shares issued below market price.

Election of Directors.  Subject to certain limitations, for so long as Parent and the Major Stockholders of Parent and/or their respective affiliates hold in the aggregate such number of shares of Series B Preferred Stock and such other convertible instruments issued in connection with the Stock Purchase Agreement which, upon the conversion of such shares and such other convertible instruments into Common Stock, constitute no less than five percent of the issued and outstanding Common Stock, on the record date for the applicable election, they shall as a group be entitled to elect one person to the Board.

Voting Rights.  Without the prior consent of the holders of a majority of the shares of Series B Preferred Stock then outstanding voting as a separate class, Evolving Systems may not do the following:

(a)  amend the Certificate of Incorporation to adversely effect the preferences and special rights of the Series B Preferred Stock;

(b)  create or issue any class or stock with dividend or liquidation rights that pari passu or senior to the Series B Preferred Stock;

(c)  revise the bylaws in any manner that is inconsistent with the Certificate of Designation;

(d)  increase the number of directors to more than seven directors,

(e)  change the classification and terms of the Board members to other than three classes with the members of each class serving a term of three years;

(f)  redeem, retire, repurchase or acquire, directly or indirectly any shares of junior stock other than limited repurchases of Common Stock from employees and consultants;

(g)  redeem, retire, repurchase or acquire directly or indirectly any shares of stock senior to or on parity with the Series B Preferred Stock other than in accordance with the terms of such senior or parity stock as provided for in the Certificate of Designation; or

(h)  effect, or adopt any plan to effect, any liquidation, dissolution or winding up of Evolving Systems.

Conversion.  Each share of Series B Preferred Stock is convertible into the number of shares of Common Stock as is determined by dividing (a) $10.50 (subject to adjustment in the event of stock splits, reverse stock splits, stock dividends, recapitalizations, reclassifications and other similar adjustments) by (b) the Conversion Price on the date of such conversion.  The “Conversion Price” shall initially equal $3.50 but will be subject to adjustment upon certain issuances of securities for less than $3.50.  Shares of Series B Preferred Stock may be converted at the option of the holder at anytime.  The shares of Series B Preferred Stock will be automatically converted upon the occurrence of certain triggering events defined in the Certificate of Designation.  In the event that the proposals described in Item 2.01 are approved at the Initial Stockholder Meeting, all but 1,000 of the Series B Preferred Stock will automatically convert into Common Stock.

Redemption at the Option of the Holders of Series B Preferred Stock.  For a period of five years after the date of a breach of certain covenants in the Investor Rights Agreement, each holder of Series B Preferred Stock may required Evolving Systems to redeem all or any portion of the shares of Series B Preferred Stock held by such holder for a price equal to the number of shares into which such Series B Preferred Stock is convertible times the Base Share Price.

The full text of the Certificate of Designation is attached as Exhibit 3.1 to this Current Report on Form 8-K.  The foregoing description of the terms of the Series B Preferred Stock is qualified in its entirety by reference to such exhibit.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS

a)  Financial Statements of Business Acquired.

The financial statements required to be filed as part of this report will be filed by an amendment to this Current Report on Form 8-K as soon as practicable, but not later than 71 days after this Current Report is required to be filed.

b)  Pro Forma Financial Statements.

The pro forma financial information required to be filed as part of this report will be filed by an amendment to this Current Report on Form 8-K as soon as practicable, but not later than 71 days after this Current Report is required to be filed.

c)  Exhibits. The following exhibits are filed with this report.

Exhibit Number		Description
2.1		Stock Purchase Agreement dated as of November 2, 2004, by and among Evolving Systems, Inc., Evolving Systems Holdings Limited, Tertio Telecoms Group, Ltd. and Tertio Telecoms, Ltd.
3.1		Certificate of Designation for the Series B Convertible Preferred Stock
4.1		Investor Rights Agreement dated as of November 2, 2004, by and between Evolving Systems, Inc. and Tertio Telecoms Group, Ltd.
4.2	(a)	Long-Term Senior Secured Note (to be provided in a subsequent filing)
4.2	(b)	Long-Term Senior Secured Note (to be provided in a subsequent filing)
4.3		Short-Term Senior Secured Note (to be provided in a subsequent filing)
4.4		Security Agreement
4.5		Pledge Agreement
4.6		Patent Security Agreement
4.7		Trademark Security Agreement
99.1		Press release dated November 2, 2004, “Evolving Systems Acquires UK-Based Tertio Telecoms, LTD.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 8, 2004

Evolving Systems, Inc.

By:	/s/ANITA T. MOSELEY
Anita T. Moseley
Sr. Vice President & General Counsel

EXHIBIT INDEX

Exhibit Number		Description
2.1		Stock Purchase Agreement dated as of November 2, 2004, by and among Evolving Systems, Inc., Evolving Systems Holdings Limited, Tertio Telecoms Group, Ltd. and Tertio Telecoms, Ltd.
3.1		Certificate of Designation for the Series B Convertible Preferred Stock
4.1		Investor Rights Agreement dated as of November 2, 2004, by and between Evolving Systems, Inc. and Tertio Telecoms Group, Ltd.
4.2	(a)	Long-Term Senior Secured Note (to be provided in a subsequent filing)
4.2	(b)	Long-Term Senior Secured Note (to be provided in a subsequent filing)
4.3		Short-Term Senior Secured Note (to be provided in a subsequent filing)
4.4		Security Agreement
4.5		Pledge Agreement
4.6		Patent Security Agreement
4.7		Trademark Security Agreement
99.1		Press release dated November 2, 2004, “Evolving Systems Acquires UK-Based Tertio Telecoms, LTD.”